Exhibit 99


                                 EXHIBIT INDEX


     The following exhibits are filed as a part of this Form S-1 Registration Statement. Certain of these exhibits are incorporated by reference as indicated. Items marked with an asterisk (*) are filed herein.

Exhibit No.            Description of Exhibits



      ARTICLES OF INCORPORATION AND BYLAWS:

  3.A Articles of Incorporation and Bylaws of Farmland Industries, Inc.
      effective December 1, 1994. (Incorporated by Reference - Form 10-K, filed November 28, 1995)

      INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
      INDENTURES:

  4.(i)A Trust Indenture dated November 20, 1981, as amended January 4, 1982, including specimen of Demand Loan Certificates. (Incorporated by Reference - Form S-1, No. 2-75071, effective January 7, 1982)

  4.(i)B Trust Indenture dated November 8, 1984, as amended January 3, 1985, including specimen of 10-year Subordinated Capital Investment Certificates. (Incorporated by Reference - Form S-1, No. 2-94400, effective December 31, 1984)

      4.(i)B(1)    Amendment Number 2, dated December 3, 1991, to Trust
               Indenture dated November 8, 1984 as amended January 3, 1985 covering Farmland Industries, Inc.'s 10-Year Subordinated Capital Investment Certificates. (Incorporated by Reference - Form SE, dated December 3, 1991)

  4.(i)C Trust Indenture dated November 8, 1984, as amended January 3, 1985, including specimen of 5-year Subordinated Capital Investment Certificates. (Incorporated by Reference - Form S-1, No. 2-94400, effective December 31, 1984)

      4.(i)C(1)    Amendment Number 2, dated December 3, 1991, to Trust
               Indenture dated November 8, 1984 as amended January 3, 1985 covering Farmland Industries, Inc.'s 5-Year Subordinated Capital Investment Certificates. (Incorporated by Reference - Form SE, dated December 3, 1991)

  4.(i)D Trust Indenture dated November 8, 1984, as amended January 3, 1985 and November 20, 1985, including specimen of 10-year Subordinated Monthly Income Capital Investment Certificates. (Incorporated by Reference - Form S-1, No. 2-94400, effective December 31, 1984)

  4.(i)E  Trust Indenture dated November 11, 1985 including specimen of the
      5-year Subordinated Monthly Income Capital Investment Certificates. (Incorporated by Reference - Form S-1, No. 33-1970, effective December 31, 1985)

  4.(ii)A Credit Agreement between Farmland Industries, Inc. and various banks dated May 15, 1996, (Incorporated by Reference - Form 10-Q filed July 15,
      1996)

      The Registrant agrees to furnish to the Commission upon request copies of any instrument defining the rights of holders of long-term debt of the Registrant and its consolidated subsidiaries that does not exceed 10 percent of the total assets of the Registrant and its consolidated subsidiaries.

      MATERIAL CONTRACTS:

      LEASE CONTRACTS:

 10.(i)A  Leveraged lease dated September 6, 1991, among the First National
      Bank of Chicago, not individually but solely as Trustee for AT&T Commercial Finance Corporation, The Boatmen's National Bank of St. Louis, Firstier Bank, N.A. and Norwest Bank Minnesota, National Association and Farmland Industries, Inc. in the amount of $73,153,000. (Incorporated by Reference - Form SE, filed December 3, 1991)

 10.(i)B Leveraged lease dated March 17, 1977, among the First National Bank of Commerce as Trustee for General Electric Credit Corporation as Beneficiary and Farmland Industries, Inc. in the amount of $51,909,257.90. (Incorporated by Reference - Form S-1, No. 2-60372, effective December 22, 1977)

      MANAGEMENT REMUNERATIVE PLANS:


*10.(iii)A  Annual Employee Variable Compensation Plan (September 1, 1996-
            August 31, 1997)

 10.(iii)BFarmland Industries, Inc. Management Long-Term Incentive Plan
      (Effective September 1, 1994) (Incorporated by Reference - Form 10-K, filed November 28, 1995)

*     10.(iii)B(1) Exhibit E (Fiscal years 1997 through 1999)

 10.(iii)CFarmland Industries, Inc. Supplemental Executive Retirement Plan
      (Effective January 1, 1994) (Incorporated by Reference - Form 10-K, filed November 28, 1995)

*     10.(iii)C(1) Resolution Approving the Revision of Appendix A and Appendix

*10.(iii)D  Farmland Industries, Inc. Executive Deferred Compensation Plan (As
            Amended and Restated Effective November 1, 1996)

*21.  Subsidiaries of the Registrant

*24.  Power of Attorney

*27.  Financial Data Schedule